SCHEDULE 14A
                              (Rule 14a-101)

                 INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                 of 1934
                         (Amendment No.         )

Filed by Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]Preliminary Proxy Statement
[ ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[x]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        SPORT SUPPLY GROUP INC.
             (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
11.

     (1)Title of each class of securities to which transaction applies:

     (2)Aggregate numer of securities to which transactions applies:

     (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)Proposed maximum aggregate value of transaction:

     (5)     Total Fee Paid

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)Amount Previously Paid:

     (2)Form, Schedule or Registration Statement No:

     (3)Date Filed:

                        SPORT SUPPLY GROUP, INC.
                          1901 Diplomat Drive
                      Farmers Branch, Texas  75234

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD JANUARY 13, 1998
     As a stockholder of Sport Supply Group, Inc. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Stockholders of the Company to be held at Columbian Country Club, 2525 Country Club Drive, Carrollton, Texas 75006, on Tuesday, January 13, 1998 at 2:00 p.m., for the following purposes:

     1.   To elect six directors for a one-year term; and

     2. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on November 25, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The transfer books of the Company will not be closed.

     You are cordially invited to attend the meeting. However, whether or not you expect to attend the meeting, management desires to have the maximum representation at the meeting and respectfully requests that you date, execute and mail promptly the enclosed proxy in the enclosed stamped envelope for which no additional postage is required if mailed in the United States. A proxy may be revoked by a stockholder any time prior to its use as specified in the enclosed proxy statement.

                                   By Order of the
                                   Board of Directors

                                   /s/ TERRENCE M. BABILLA,
                                   Secretary

Dallas, Texas
December 1, 1997
                        YOUR VOTE IS IMPORTANT.
                 PLEASE EXECUTE AND RETURN PROMPTLY THE
          ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED HEREIN.

                    SPORT SUPPLY GROUP, INC.

                         PROXY STATEMENT

             FOR THE ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD JANUARY 13, 1998


To Our Stockholders:

     This Proxy Statement is furnished to stockholders of Sport Supply Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the date, time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, or at any adjournment or adjournments thereof (the "Annual Meeting"). The enclosed proxy is solicited on behalf of the Board of Directors of the Company and is subject to revocation at any time prior to the voting of the proxy. Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted in accordance with the instructions set forth on the back side of the proxy card. The record of stockholders entitled to vote at the Annual Meeting was taken at the close of business on November 25, 1997 (the "Record Date"). The approximate date on which this Proxy Statement and the enclosed proxy are first being sent or given to stockholders is December 1, 1997.

          VOTING PROCEDURES AND REVOCABILITY OF PROXIES

     The accompanying proxy card is designed to permit each stockholder of record at the close of business on November 25, 1997 to vote in the election of directors. The proxy card provides space for a stockholder to vote in favor of or to withhold voting for the nominees for the Board of Directors. The election of directors will be decided by a plurality vote.

     The holders of a majority of the outstanding shares of common stock, par value $.01 per share (the "Common Stock") entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee. Broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker nonvote will have no effect on the outcome of the election of directors. Stockholders are urged to sign the accompanying form of proxy and return it promptly.

     When a signed card is returned with choices specified with respect to voting matters, the shares represented are voted by the proxies designated on the proxy card in accordance with the stockholder's instructions. The proxies for the stockholders are Geoffrey P. Jurick, Peter S. Blumenfeld and John P. Walker. A stockholder desiring to name another person as his or her proxy may do so by crossing out the names of the designated proxies and inserting the name(s) of such other person(s) to act as his or her proxy(ies). In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed to the Company.

     If a signed proxy card is returned and the stockholder has made no specifications with respect to voting matters, the shares will be voted for the election of the six nominees for director and, at the discretion of the proxies, on any other matter that may properly come before the Annual Meeting or any adjournment(s). Valid proxies will be voted at the Annual Meeting and at any adjournment in the manner specified.

     Any stockholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any act inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. However, no revocation shall be effective unless notice of such revocation has been received by the Company at or prior to the Annual Meeting.

     The total issued and outstanding capital stock of the Company as of
November 14, 1997 consisted of  8,085,759 shares of Common Stock.   Each
share of Common Stock is entitled to one vote.


                         ELECTION OF DIRECTORS

    Six directors are proposed to be elected at the Annual Meeting. If elected, each director will hold office until the next annual meeting of stockholders or until his successor shall be elected and shall qualify. The election of directors will be decided by a plurality vote. All nominees named below are members of the present Board of Directors of the Company. All nominees have consented to serve if elected. If any nominee becomes unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend, the Board may reduce the number of directors to eliminate the vacancy, or the Board may fill the vacancy at a later date after selecting an appropriate nominee. Management has no reason to believe that any of the nominees named below will be unable to serve.

     Nominations for election to the Board of Directors may be made by the Board of Directors, a nominating committee appointed by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations made by stockholders must be made by written notice, certified mail, return-receipt requested and received by the Secretary of the Company no later than 60 days after the end of the Company's fiscal year. If, however, less than thirty-five days' notice of a stockholders' meeting called for the election of directors is given to stockholders, nominations by stockholders must be so made and received by the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice was mailed. Such notice shall set forth as to each proposed nominee who is not an incumbent director: (a) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (b) the principal occupation or employment of each such nominee; (c) the number of shares of Common Stock of the Company that are beneficially owned by each such nominee and the nominating stockholder; and (d) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to Rule 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The nominees named below were nominated for election to the Board of Directors of the Company by the current Board of Directors. The name, age, business experience and public directorships of each nominee for director are as follows:

                                                          Year
                           Principal Occupation          First
       Name         Age    or Employment (1)             Became
                                                        Director
Geoffrey P. Jurick   57    Chairman of the Board         1996
                           and Chief Executive Officer
                           (2) (8)

Peter S.             49    President and Chief            1991
Blumenfeld                 Operating
                           Officer (3)

John P. Walker       34    Executive Vice President       1996
                           and Chief Financial Officer
                           (4) (8)

Peter G. Bunger      57    Consultant (5) (8)             1996

Johnson C.S. Ko      46    Chairman of Universal          1996
                           Appliances Limited (6)

Thomas P. Treichler  53   Chairman of the Board and      1997
                          Chief Executive Officer
                           of Orient Financial
                           Corporation (7)

(1) Each of the nominees has held the position listed, or a similar position with the same or an affiliated organization, for at least the last five years, except as otherwise provided herein.

(2)  Geoffrey P. Jurick has  served as a director  of the Company  since
     December 10, 1996.  Mr. Jurick has served as the Company's Chairman of the  Board  since December  11,  1996 and  the  Company's  Chief
     Executive Officer since January 23, 1997. Mr. Jurick has served  as
     a  director  of  Emerson  Radio  Corp.  (``Emerson''                                                        ),  a  Delaware
     corporation listed on the American Stock Exchange under the  symbol
     ``MSN'' since 1990,  and as Emerson's  Chief Execut ive Officer and
     Chairman since  July  1992  and December  1993,  respectively.  Mr.
     Jurick served as  President of Emerson  from July  1993 to  October
     1994.  Emerson beneficially owns approximately 36% of the Company's issued and outstanding Common  Stock.  See ``Certain Relationships and Related Transactions.''  Since  December 1993, Mr.  Jurick has
     served as a director of  Fidenas International Limited, L.L.C.  and its predecessor ("FIN"),  and, since May  1994, as  an officer  and general manager of FIN.  Mr.  Jurick has also served as a  Director of Fidenas  Investment Limited  ("FIL") and  Fidenas  International
     Bank Limited ("FIBANK").  On January 10, 1995, the Supreme Court of
     the Commonwealth of the Bahamas (the "Bahamas Court") appointed  an

     official liquidator of FIL  and ordered that FIL  be wound up.   On
     January  27,  1995,  the   Bahamas  Court  appointed  an   official
     liquidator  for  FIBANK  and   ordered,  subject  to  the   ongoing
     supervision  of  the  Bahamas   Court,  that  FIBANK's  assets   be
     liquidated.  Since May, 1994, Mr. Jurick has served as a director,
     Chairman,  and   Chief   Executive  Officer   of   GSE   Multimedia
     Technologies Corporation ("GSE"), which is traded in the  over-the-
     counter market.    Since  March 1996,  Mr.  Jurick  has  served  as
     Chairman of Elision International  Ltd. ("Elision"), a provider  of computer and telecommunication services. See "Certain Relationships and Related Transactions."  For more than the past five years,  Mr.
     Jurick has  held  a  variety of  senior  executive  positions  with several of the entities comprising the Fidenas group of  companies, whose activities  encompass merchant  banking, investment  banking, investment management, and corporate development.

(3) Peter S. Blumenfeld serves as President and Chief Operating Officer of the Company and has served in these or in various other executive positions with the Company and its predecessors for more than 15 years. Mr. Blumenfeld has been a director of the Company since February 1991.

(4)  John P.  Walker has  served  as a  director  of the  Company  since
     December 10, 1996 and  has served as  the Company's Executive  Vice
     President and Chief Financial Officer since December 11, 1996.  Mr.
     Walker has served as Executive Vice President and Chief   Financial
     Officer of  Emerson  since  April  1996.    Mr.  Walker  served  as
     Emerson's Senior Vice President from  April 1994 until March  1996,
     Vice President-Finance from February 1993 to April 1994,  Assistant
     Vice President-Finance from June 1991 to January 1993, and Director of Financial Management  from September 1989  to May 1991.  Emerson beneficially owns  approximately 36%  of the  Company's issued  and outstanding Common Stock.  See ``Certain Relationships and Related
     Transactions.''

(5)  Peter G. Bunger has been a  director of the Company since  December
     10, 1996.   Mr. Bunger has  been a director  of Emerson since  July
     1992. Emerson beneficially owns approximately 36% of the  Company's issued and outstanding Common  Stock.  See ``Certain Relationships and Related Transactions.''  Presently,  he is  a consultant  with
     Savarina AG and serves as a  consultant to Emerson.  Since  October
     1992, Mr. Bunger has served as a director of Savarina AG, an entity engaged in  the  business  of portfolio  management  monitoring  in
     Zurich, Switzerland,  and since  1992, as  a  director of  ISCS,  a computer software company.  From December 1991 until December 1993,
     Mr. Bunger was  Vice Chairman of  Montcour Bank  and Trust  Company
     Limited, a bank organized in the  Bahamas and an affiliate of  FIN.
     From 1981 until 1992, Mr. Bunger was owner and Managing Director of
     Peter G.  Bunger Investment  Consulting,  a firm  that  supervised, controlled, and analyzed investments for individuals.

(6)  Johnson C.S. Ko has been a  director of the Company since  December
     10, 1996.  Since February 1994,  Mr. Ko has served as the  Chairman and Director  of Universal  Appliances  Limited (``Universal''), a
     Hong Kong corporation listed on the Hong Kong Stock Exchange, which is engaged  in  the  manufacturing  and  distribution  of  consumer electronics, household  electrical and  telecommunication  products
     and  printed   circuit  boards   and   in  the   dissemination   of
     international  financial  market  information  and  consumer  data.
     Universal is the holding company for the Universal Group which owns or controls numerous subsidiary companies.  Mr. Ko has also  served
     on certain boards of these subsidiaries  since February 1994.   Mr.
     Ko has  also served  as  the Chairman  and  Director of  Kwan  Wing
     Holdings Limited ("Kwan Wing Holdings") since October 1992, which is the holding company  of Universal, organized  under the laws  of the  British  Virgin  Islands,  and  an  investment  vehicle  whose activities encompass trading, real  property holding and  financial services.  Kwan Wing Holdings' principal operating company in  Hong
     Kong is its wholly owned subsidiary Kwan Wing Development Ltd.,  in
     which Mr.  Ko  has  served  as director  since  1989.    Kwan  Wing
     Development Ltd. was  the initial  operating company  prior to  the
     creation of  Kwan Wing  Holdings Limited.   From  November 1992  to
     April 1995,  Mr. Ko also  has served  as Chairman  and director  of
     Mandarin Dragon Holdings Limited, a Hong Kong corporation listed on the Hong Kong Stock Exchange, which was also an investment  holding company with  business in  the  manufacturing and  distribution  of pharmaceuticals.

(7)  Dr. Thomas P. Treichler  has been a Director  of the Company  since
     March 23, 1997. Dr. Treichler has been the  Chairman of the  Board and Chief Executive Officer of Orient Financial Corporation, a  San
     Francisco based financial and investment banking firm, since  1983.
     Dr. Treichler is a founder and member of the Board of Directors  of
     Satrecol  Australia   Limited,   an  Australian   venture   capital
     investment company listed on the Main Board of the Australian Stock
     Exchange.  Dr.  Treichler is also  an Independent  Director of  the
     Shanghai Growth Fund (listed  on the Hong  Kong Stock Exchange),  a fund for direct investments into the greater Shanghai region.

(8)  On September  29,  1993, Emerson  and  five of  its  United  States
     subsidiaries  filed  voluntary  petitions  for  relief  under   the
     reorganization provisions  of  Chapter  11  of  the  United  States
     Bankruptcy Code.  On March 31,  1994, the United States  Bankruptcy
     Court for the District  of New Jersey  entered an order  confirming the Fourth  Amended  Joint  Plan  of  Reorganization  which  became effective on that  date.  See "Certain Relationships and  Related
     Transactions."

        THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE "FOR"
           EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE
                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AND MANAGEMENT

      The following  table  sets forth,  as  of November  14,  1997,  the
beneficial  ownership  of  each  current  director,  each  nominee   for
director, each  officer named  in the  Summary Compensation  Table,  the directors and executive officers as a  group and each stockholder  known to management of  the Company to  own beneficially more  than 5% of  the
Company's outstanding  shares  of Common  Stock.   Except as  otherwise
indicated and based upon  the Company's review  of information as  filed with the  Securities  and  Exchange  Commission (  "SEC" ), the  Company
believes that the beneficial owners of the securities listed below  have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                    Amount and         Percent
                                    Nature of            of
Name and Address of                 Beneficial          Class
Beneficial Owner                    Ownership
Emerson Radio Corp.                 3,269,500(1)         36.0%
Nine Entin Road
Parsippany, New Jersey 07054

Dimensional Fund Advisors, Inc.       438,625(2)          5.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Pioneering Management Corporation     502,500(3)          6.2%
60 State Street
Boston, Massachusetts 02114

Geoffrey P. Jurick*                 3,269,500(4)         36.0%

Peter S. Blumenfeld*                  345,419(5)          4.1%

John P. Walker*                         1,381            **

Peter G. Bunger*                       13,125(6)         **

Johnson C.S. Ko*                        3,125(7)         **

Thomas P. Treichler*                    3,125(7)         **

Terrence M. Babilla                       200            **

Eugene I. Davis*                       10,000(8)         **

Executive Officers and Directors
as a group (8 persons)              3,645,875(9)         38.8%

(*) Director (all current directors are nominees for director except Eugene I. Davis).
(**) Less than one percent

(1) Based on information set forth in Amendment No. 3 to Schedule 13D dated December 3, 1996, filed with the SEC by Emerson. On August 1, 1996, Emerson and Emerson Radio (Hong Kong) Limited, a wholly owned subsidiary of Emerson (``Emerson HK''), filed a Schedule 13D with the SEC. Pursuant to the Schedule 13D, Emerson HK reported that it acquired 669,500 shares of the Company's Common Stock (the "Initial Shares"). Emerson HK reported in such Schedule 13D that it has sole voting and dispositive power with respect to the Initial Shares. On December 10, 1996, Emerson acquired directly from the Company (i) an additional 1,600,000 shares of newly-issued Common Stock (the ``New Shares'') and (ii) 5-year warrants to acquire an additional 1,000,000 shares of Common Stock at an exercise price of $7.50 per share, subject to standard anti-
     dilution adjustments  (the "Emerson Warrants").   Pursuant to  a
     Pledge and Security and Agreement, Emerson pledged to Congress Financial Corporation ("Congress") the New Shares and the Emerson Warrants together with all proceeds thereof and all dividends and other income and distributions thereon or with respect thereto and all rights of Emerson to have the New Shares and any shares of Common Stock acquired through the exercise of the Emerson Warrants (as permitted by Congress) registered under a certain Registration Rights Agreement. See "Certain Relationships and Related
     Transactions" for  a  more  detailed  description   of  Emerson's
     investment in the Company.

(2) Based on information set forth in a Schedule 13F for the period ended September 30, 1997, filed with the SEC by Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor. Dimensional reported it has sole voting power with respect to 305,925 shares and sole dispositive power with respect to 438,625 shares. Dimensional reported that all of such shares are held in portfolios of DFA Investment Dimensions Group, Inc. (the "Fund"), a registered open-end investment company, or in a series of The DFA Investment Trust Company (the "Trust"), a Delaware business trust, or the DFA Group Trust and DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Persons who are officers of Dimensional also serve as officers of the Fund and the Trust. In their capacity as officers of the Fund and the Trust, the persons vote 41,000 additional shares that are owned by the Fund and 91,700 additional shares that are owned by the Trust (both of which are included in sole dispositive power above).

(3) Based on information set forth in Amendment No. 4 to Schedule 13G, dated January 21, 1997, filed with the SEC by Pioneering Management Corporation, a registered investment adviser. Pioneering Management Corporation reported it has sole voting and dispositive power with respect to 502,500 shares.

(4)  Mr. Jurick's address  is Sport  Supply Group,  Inc., 1901  Diplomat
     Drive, Farmers  Branch,  Texas 75234.   Mr.  Jurick, directly  and
     indirectly, beneficially owns approximately 65.6% of the outstanding shares of Emerson's common stock and is the Chairman of the Board and Chief Executive Officer of Emerson and, therefore, may be deemed to control Emerson. As a result of such control, Mr. Jurick may be deemed to beneficially own the securities of the Company beneficially owned by Emerson. See Note (1) above. Mr. Jurick disclaims any such beneficial ownership. See "Certain Relationships and Related Transactions."

(5) Consists of: (a) 500 shares of Common Stock and 125 shares of Common Stock issuable upon exercise of the Company's common stock purchase warrants (each warrant is exercisable into 1.25 shares of the Company's Common Stock, the "Existing Warrants"), owned of record by Mr. Blumenfeld's minor children; (b) 33,375 shares of Common Stock and 11,469 shares of Common Stock issuable upon exercise of Existing Warrants owned of record by Mr. Blumenfeld;
     (c) 228,750 shares of Common Stock issuable upon exercise of stock options granted in accordance with the Company's Option Plan (each of which is exercisable into one share of Common Stock, the "Plan Options") owned of record by Mr. Blumenfeld; and (d) 71,200 shares of Common Stock issuable upon exercise of stock options granted other than pursuant to the Company's Option Plan (each of which is exercisable into one share of Common Stock, the "Non-Plan Options") owned of record by Mr. Blumenfeld.

(6)  Includes 3,125  Plan Options.

(7)  Consists of  3,125  Plan Options.

(8) Mr. Davis is no longer an officer or consultant of the Company and was not nominated to stand for re-election to the Board of Directors. See "Certain Relationships and Related Transactions."

(9) Includes (a) 238,125 shares of Common Stock issuable upon exercise of Plan Options; (b) 71,200 shares of Common Stock issuable upon exercise of Non-Plan Options; (c) 11,594 shares of Common Stock issuable upon exercise of Existing Warrants; and (d) 1,000,000 shares of Common Stock issuable upon exercise of the Emerson
     Warrants. Mr. Jurick disclaims beneficial ownership of the securities of the Company owned by Emerson. See footnote 4 above.


                BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed under the direction of the Board of Directors. The Board meets during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors held eight (8) formal meetings and acted by unanimous written consent three (3) times during the 1997 fiscal year. During the 1997 fiscal year, each member of the Board participated in at least 75% of all Board and committee meetings held during the period for which he served as a director and/or committee member.

     During fiscal 1997, the Board of Directors had an audit committee, a stock option committee, and a compensation committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of these committees and their current members are described below.

     Audit Committee. The Company's Audit Committee is presently comprised of Peter G. Bunger and Thomas P. Treichler. The Audit Committee recommends to the Board of Directors the appointment of a firm of certified public accountants to conduct audits of the accounts and affairs of the Company and monitors the performance of such firm, reviews accounting objectives and procedures of the Company and the findings and reports of the independent certified public accountants, and makes such reports and recommendations to the Board of Directors as it deems appropriate. The Audit Committee acted by unanimous written consent two (2) times during fiscal 1997.

     Stock Option Committee. The Company's Option Plan is presently administered by Johnson C. S. Ko and Thomas P. Treichler (each of whom is a Non-employee Director, as defined in the Company's Amended and Restated Stock Option Plan). The Amended and Restated Stock Option Plan provides that the Stock Option Committee has full and final authority to select the key employees, directors and consultants to whom awards are granted, the number of shares of Common Stock with respect to such awards, and the terms of such awards, including the exercise price of the stock options and any vesting periods. In general, the Stock Option Committee is authorized to construe, interpret and administer the Amended and Restated Stock Option Plan and the provisions of the options granted thereunder, prescribe and amend rules for the operation of the Amended and Restated Stock Option Plan, and make all other determinations necessary or advisable for its implementation and administration. The Stock Option Committee held one (1) formal meeting during fiscal 1997.

     Compensation Committee. The Company's Compensation Committee is presently comprised of Peter G. Bunger and Johnson C.S. Ko. The Compensation Committee administers the Employee Stock Purchase Plan. In addition, the Compensation Committee is responsible for recommending to the Board of Directors compensation arrangements for the Company's Chairman of the Board, which recommendation is subject to the approval of a majority of the disinterested directors.

     The Board of Directors did not have a standing nominating committee, or any other committee performing similar functions during fiscal 1997. The functions customarily attributable to a nominating committee were performed by the Board of Directors as a whole.


Compensation of Directors

     During fiscal 1997, nonmanagement directors were entitled to receive up to $8,000 in annual directors' fees. During fiscal 1997, Mr. Bunger and Mr. Ko each received $6,000, and Dr. Treichler received $4,000 in directors' fees. Officers of the Company do not receive compensation for serving on the Board of Directors. Non-employee directors are automatically granted nonqualified stock options to purchase 3,125 shares of Common Stock on an annual basis.

              EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

           The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers, based on salary and bonus earned during fiscal 1997. During 1995, the Company changed its fiscal year-end from December 31 to October 31, and during 1997 the Company changed its fiscal year-end from October 31 to September 30. As a result, fiscal year 1995 is a transition period consisting of ten calendar months and fiscal 1997 is a transition period consisting of eleven calendar months. During fiscal 1995 and 1996, the Company was operating on a 52/53 week year ending on the Friday closest to October
31. During fiscal 1997, the Company was operating on a 52/53 week year ending on the Friday closest to September 30. The information set forth in the following table is for the ten month fiscal year-ended October 31, 1995, the twelve month fiscal year-ended November 1, 1996, and the eleven month fiscal year-ended September 26, 1997.

                                                                               Securities
                                                                               Underlying
                                                                 Other Annual    Options/      All Other
Name and                     Fiscal      Salary      Bonus       Compensation     SARs         Compensation
Principal Position           Year         ($)          ($)           ($)          (#)              ($)

Geoffrey P. Jurick           1997       $114,582(2)  $150,000(3)      ---       300,000          ---
Chairman of the Board and    1996         ---            ---          ---         ---            ---
Chief Executive Officer (1)  1995         ---            ---          ---         ---            ---

Peter S. Blumenfeld,         1997       $226,245      $60,000(3)      ---         279,325(4)     ---
President and Chief          1996       $224,258         ---          ---           ---          ---
Operating Officer (4)        1995       $178,333         ---          ---          21,200 (5)    ---

John P. Walker,              1997       $152,609    $107,000 (3)   $130,805(6)   100,000       $1,188
Executive Vice President,    1996         ---            ---          ---           ---            ---
Chief Financial Officer (6)  1995         ---            ---          ---           ---            ---

Terrence M. Babilla,         1997       $183,333       --- (3)        ---           ---            ---
General Counsel and          1996       $182,500       $35,000        ---         25,000(8)    $71,875(8)
Secretary (7)                1995       $108,212         ---          ---         25,000(8)      ---

Michael J. Blumenfeld,       1997       $ 28,000         ---          ---            ---      $669,760(9)
Chairman of the              1996       $221,442         ---          $25,892(9)     ---          ---
Board and Chief              1995       $170,000       $18,500           --      120,000          ---
Executive Officer (9)

Eugene I. Davis,            1997         ---       $100,000 (3)    $5,413      150,000 (10)   $141,666
Chief Executive Officer,    1996         ---            ---          ---           ---            ---
Vice Chairman and           1995         ---            ---          ---           ---            ---
Consultant (10)

(1) Mr. Jurick has served as Chairman of the Board since December 10, 1996, the date which the Company and Emerson consummated that certain Securities Purchase Agreement, dated November 27, 1996, by and between the Company and Emerson (the "Emerson Agreement"). See "Certain Relationships and Related Transactions." Mr. Jurick has served as the Company's Chief Executive Officer since January 23, 1997.

(2) The Company did not pay Mr. Jurick any salary during fiscal 1997. However, pursuant to a Management Services Agreement by and between the Company and Emerson, the Company paid Emerson $114,582 in reimbursement of salary paid by Emerson to Mr. Jurick for the benefit of the Company. See " Certain Relationships and Related Transactions." Effective October 18, 1997, the Company began paying Mr. Jurick an annualized salary of $250,000 and ceased reimbursing Emerson for such payments.
(3) Except with respect to Mr. P. Blumenfeld, the bonus reflected in this column, if any, is a signing bonus that was paid in January, 1997. The $60,000 reflected in this column for Mr. Blumenfeld is a "stay-on" bonus that was approved by the Board of Directors on January 23, 1997, to be paid on December 10, 1997, only if Mr. Blumenfeld remains as a full-time employee of the Company through such date. Bonuses for the fiscal year-ended September 26, 1997 are not reflected in this column because they were not calculable through the date of this Proxy Statement. However, pursuant to the terms of Mr. Walker's Employment Agreement, Mr. Walker is entitled to a guaranteed minimum bonus of $57,000 for the fiscal year ended September 26, 1997. Mr. Walker's $50,000 signing bonus and guaranteed bonus of $57,000 are included in the Bonus column for Mr. Walker. See "Executive Compensation and Other Information -- Employment Agreements."

(4) Mr. P. Blumenfeld served as President during the entire three (3) fiscal years. Mr. P. Blumenfeld also served as Chief Operating Officer from December 4, 1995 to the present date. Mr. P. Blumenfeld was granted an option to acquire 35,000 shares of Common Stock during fiscal 1997. In addition, options to acquire 244,325 shares of Common Stock granted to Mr. Blumenfeld in prior fiscal years were repriced during fiscal 1997 and are, therefore, required to be reported as compensation during fiscal 1997. See "Executive Compensation and Other Information -- Ten Year Option Repricings."

(5) Consists of Non-Plan Options granted in lieu of a salary increase for 1995.

(6)  Mr. Walker  has  served  as  Executive  Vice President  and  Chief
     Financial Officer since December 11, 1996. The amount in "Other Annual Compensation" in the Summary Compensation Table consists of the following through September 26, 1997: (i) $32,577 for initiation fees for a country club plus monthly dues, (ii) automobile allowance of $9,000, (iii) relocation expenses including
     (A) $13,896 with respect to reimbursing Mr. Walker for principal, interest, taxes, insurance and maintenance on his home in New Jersey, (B) $19,300 with respect to closing, sales and mortgage related fees and expenses related to his purchase of a new residence in Texas, (C) $21,137 with respect to moving expenses related to his move from New Jersey to Texas and temporary residence in Texas, and (D) $34,895 with respect to tax gross-ups related to certain of the expenses described above. See "Executive Compensation and Other Information -- Employment Agreements." The amount in "All Other Compensation" is comprised of matching 401(k) contributions. Mr. Walker also received a one-year interest free bridge loan in the amount of $100,000 to be used toward the purchase of a residence in Texas. Such loan is not reflected in the Summary Compensation Table. See "Executive Compensation and Other Information -- Employment Agreements."

(7) Mr. Babilla was employed by the Company on March 13, 1995 and has served as General Counsel since such date. Mr. Babilla was elected as Secretary on May 13, 1996 and has served in such capacity since such date. From September 1987 to February 1995, Mr. Babilla was an attorney with the law firm of Hughes & Luce, L.L.P. in Dallas, Texas.

(8) Mr. Babilla was granted options to acquire 25,000 shares of the Company's Common Stock in fiscal 1995. All of Mr. Babilla's options granted in fiscal 1995 were repriced in fiscal 1996 and are, therefore required to be reported as compensation in fiscal 1996. See "Executive Compensation and Other Information -- Ten Year Option Repricings". These stock options permitted Mr. Babilla to elect for a period of 180 days following a change in control (as defined in the option agreements governing the options) to surrender to the Company for cancellation all or any part of the unexercised portion of the option. In consideration of such surrender and cancellation, Mr. Babilla was entitled to receive for each share of Common Stock as to which the surrendered portion of the option relates, an amount in cash equal to the difference between the exercise price per share under the option and the highest closing sales price per share of Common Stock during the 360 day calendar period prior to Mr. Babilla's election to surrender the option as described in this paragraph. The execution, delivery and performance of the Emerson Agreement was deemed to be a change in control for purposes of these options. See "Certain Relationships and Related Transactions."

     Mr. Babilla surrendered his options to the Company on December 13, 1996 in exchange for $71,875.

(9) Mr. Blumenfeld served as Chairman of the Board and Chief Executive Officer during all of fiscal 1995 and 1996, except that from December 4, 1995 to May 13, 1996, Mr. Sanford Edlein served as Chief Executive Officer. Mr. Blumenfeld resigned from the Company on December 10, 1996 and was paid $669,760 (before taxes and other deductions) pursuant to the terms of his Severance Agreement. See
     "Executive  Compensation  and   Other  Information  --   Severance
     Agreements." The Other Annual Compensation is comprised of $18,258 for automobile allowance and $7,634 for country club dues. All of Mr. Blumenfeld's options expired upon his resignation.

(10) Mr. Davis served as interim Chief Executive Officer of the Company from December 11, 1996 through January 23, 1997. Mr. Davis served as Vice Chairman and provided consulting services to the Company from January 23, 1997 through September 29, 1997. The compensation received by Mr. Davis for providing consulting services to the Company is reflected under "All Other Compensation" in the Summary Compensation Table. The compensation reflected under "Other Annual Compensation" in the Summary Compensation Table is for club dues. Mr. Davis no longer serves as Vice Chairman to the Company and no longer provides consulting services to the Company. See "Certain Relationships and Related Transactions."

Option Grants During 1997 Fiscal Year

The following table provides information related to options granted to the named executive officers during fiscal 1997.

                                                                             Potential Realizable
                                                                           Value at Assumed Annual
                                                                            Rates of Stock Price
                     Individual Grants in Last Fiscal Year              Appreciation for Option Term (1)

                    Number of   % of Total
                    Securities   Options/
                    Underlying    SARs                   Grant
                    Options/     Granted to Exercise or  Date
                      SARs       Employees  Base         Market
                    Granted      in Fiscal  Price        Price       Expiration
                       (#)         Year     ($/Sh)(2)    ($/Sh)(2)      Date      0%($)    5%($)         10%($)
Geoffrey P. Jurick  300,000(3)   36.2%      $7.50        $5.38        1/22/07     $-0-    $380,820     $1,930,260
Peter S. Blumenfeld  35,000       4.2%      $7.50        $5.38        1/22/07     $-0-    $ 44,429       $225,197
                    110,625(4)   13.3%      $7.50        $5.38        2/25/01     $-0-      $-0-          $48,359
                     18,750(4)    2.3%      $7.50        $5.38        2/07/02     $-0-      $-0-          $21,835
                     18,750(4)    2.3%      $7.50        $5.38        8/12/03     $-0-      $-0-          $45,380
                     50,000(4)    6.0%      $7.50        $5.38-       12/27/98    $-0-      $-0-           $-0-
                     25,000(4)    3.0%      $7.50        $5.38        5/09/04     $-0-    $  4,827        $82,977
                     21,200(4)    2.6%      $7.50        $5.38        1/02/05     $-0-    $  8,856        $83,632
John P. Walker      100,000(3)    12.0%     $7.50        $5.38        1/22/07     $-0-    $126,940       $643,420
Eugene I. Davis     150,000  (5)  18.1%     $7.50        $5.38        3/31/07     $-0-    $190.410       $965,130

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options.

(2) The option exercise price may be paid (a) in shares of Common Stock previously owned by the executive officer, (b) by withholding shares of Common Stock that would otherwise be issued upon exercise, (c) in cash or (d) a combination of the foregoing.

(3) All of these options vest in 3 equal annual installments beginning on January 23, 1998; provided, however, the options will vest immediately upon a change in control (as defined in the option agreements) of the Company.

(4) Although none of these stock options were granted in fiscal 1997, they were required to be disclosed in this table as granted in fiscal 1997 because the options were repriced in fiscal 1997.

(5) Mr. Davis is no longer an officer of or consultant to the Company and all of his options were terminated on September 29, 1997.

Option Exercises  During 1997  Fiscal Year  and Fiscal  Year End  Option
Values

The following table provides information related to options exercised by the named executive officers during the 1997 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                  Securities         Value of
                                                  Underlying        Unexercised
                                                 Unexercised       In-the-Money
                                                 Options/SARs      Options/SARs
                          Shares                  at FY-End          at FY-End
                         Acquired     Value          (#)              ($)(1)
                            on       Realized    Exercisable/      Exercisable/
        Name             Exercise      ($)      Unexercisable      Unexercisable
                           (#)
Geoffrey P. Jurick         ---         ---        0/300,000         0/$150,000
PeterS. Blumenfeld         ---         ---        299,950/0         $172,351/0
John P. Walker             ---         ---        0/100,000          0/$50,000
TerrenceM. Babilla         ---         ---           0/0                0/0
MichaelJ. Blumenfeld       ---         ---           0/0                0/0
Eugene I. Davis  (2)       ---         ---        0/150,000          0/$75,000

     The closing price for the Company's Common Stock as reported by the(1)
New York  Stock Exchange  on September  26, 1997  was $8.00.   Value  is
calculated on the basis of the difference between $8.00 and the option exercise price of "in the money" options, multiplied by the number of shares of Common Stock underlying the option.

(2) All of Mr. Davis' options were terminated on September 29, 1997. See "Certain Relationships and Related Transactions."

      Stock Option Committee And Board Report On Option Repricing

     On December 10, 1996, Emerson and the Company consummated the Emerson Agreement. See "Certain Relationships and Related Transactions." Pursuant to the Emerson Agreement, the Company caused a majority of the members of its Board of Directors to consist of Emerson's designees. The new Board recognized that it would be in the Company's best interests to retain a person that had knowledge of the Company and experience in the sporting goods industry to assist in operating the Company. The new Board concluded that Mr. Peter Blumenfeld, who had been employed by the Company and its predecessors in various executive positions for more than fifteen years, would be the best candidate for this position. In order to induce Mr. Peter S. Blumenfeld to remain as the President and Chief Operating Officer of the Company, the Board of Directors (excluding Mr. P. Blumenfeld) and the Stock Option Committee agreed to reprice all of Mr. Blumenfeld's stock options that had an exercise price greater than $7.50 per share to $7.50 per share. On January 23, 1997 (the date of the repricing), the last sales price of the Company's Common Stock as reported on the New York Stock Exchange was $5.38.

     In accordance with the rules of the SEC, this Option Repricing Report of the Board of Directors and the Stock Option Committee is not intended to be "filed" or "soliciting material filed'' or subject to Regulations 14A or 14C or Section 18 of the Exchange Act, or incorporated by reference into any other filing by the Company with the SEC.

The Stock Option Committee                   The Board of Directors

Johnson C.S. Ko                              Geoffrey P. Jurick
Thomas P. Treichler                          Peter S. Blumenfeld
                                             John P. Walker
                                             Peter G. Bunger
                                             Johnson C.S. Ko
                                             Thomas P. Treichler
                                             Eugene I. Davis

The following table summarizes certain information concerning the repricing of options to buy the Company's Common Stock held by all executive officers since the Company became a reporting company after its initial public offering in April 1991.

                       Ten-Year Option Repricings



                                      Number of        Market                                 Length pf
                                     Securities       Price of       Exercise                 Original
                                     Underlying       Stock at       Price at        New      Option Term
                                      Options         Time of       Time of      Exercise     Remaining at
                       Date of        Repriced        Repricing     Repricing       Price     Date of
  Name                 Repricing           #               $             $             $      Repricing
Sanford R. Edlein,
Chief Executive
Officer (1)           Sept. 30, 1994   25,000          $12.13         $15.13       $12.13     3.2 years(1)

Terrence M. Babilla   July 29, 1996    25,000           $5.50         $12.00        $5.50     8.8 years
General Counsel
and Secretary (2)

Peter S. Blumenfeld, Jan. 23, 1997    110,625          $5.38         $7.60         $7.50     4 years, 1 month
President and        Jan. 23, 1997     18,750          $5.38         $7.90         $7.50     5.0 years
Operating Officer    Jan. 23, 1997     18,750          $5.38         $10.20        $7.50     6 years, 5 months
                     Jan. 23, 1997     50,000          $5.38         $14.10        $7.50     1 year, 11 months
                     Jan. 23, 1997     25,000           $5.38         $13.13       $7.50     7 years, 4 months
                     Jan. 23, 1997     21,200           $5.38         $10.63       $7.50     7 years, 11 months

(1)Mr. Edlein resigned  on May  13, 1996.   These  options   expired on
   November 10, 1997.

(2)Mr. Babilla tendered these options back to the Company. See Footnote 8 to "Executive Compensation and Other Information -- Summary Compensation Table."

Employment Agreements

     In February 1991, the Company  entered into a five-year  employment
agreement with Peter S. Blumenfeld.   Under Mr. Blumenfeld's  employment
agreement and as a result of subsequent pay raises, Mr. Blumenfeld receives base annual compensation (subject to annual increases by the Board of Directors) of $250,000. The employment agreement also provides that Mr. Blumenfeld is able to use a Company car, be reimbursed for certain country club dues, and receive certain other benefits, such as participation in the Company's health insurance plans. Mr. Blumenfeld's employment agreement is scheduled to terminate on February 28, 1998. However, the employment agreement was amended to provide that if Mr. Blumenfeld is terminated without cause after December 10, 1999, Mr. Blumenfeld will be entitled to receive eighteen (18) months severance. If Mr. Blumenfeld is terminated without cause prior to December 10, 1999, Mr. Blumenfeld will be entitled to receive payments under his Severance Agreement. See "Executive Compensation and Other Information -- Severance Agreements." Mr. Blumenfeld's Amended Employment Agreement also provides that if Mr. Blumenfeld serves as a full time employee of the Company through December 10, 1997, the Company will pay Mr. Blumenfeld a $60,000 bonus.

     In March 1995, the Company entered into a three (3) year employment
agreement with  Terrence M. Babilla.   Under  Mr.  Babilla's employment
agreement and as a result of subsequent pay raises, Mr. Babilla receives base annual compensation (subject to annual increases by the Board of Directors) of $220,000. The employment agreement also provides that Mr. Babilla is able to use a Company car and receives certain other benefits, such as participation in the Company's health insurance plans. Mr. Babilla's employment agreement automatically renews for successive one (1) year periods following the initial term, unless one party provides written notice that such party intends to terminate the employment at least six (6) months prior to termination.

     Effective January 23, 1997, the Company entered into a three (3) year employment agreement with John P. Walker. Pursuant to Mr. Walker's employment agreement, Mr. Walker receives base annual compensation (subject to annual increases by the Board of Directors) of $190,000. The employment agreement also provides for (i) an annual bonus equal to an amount up to 30% of Mr. Walker's base salary upon attainment of the Company's business plan and other agreed upon benchmarks (with a guaranteed bonus  of $57,000  for the  fiscal year  ended September  26,
1997), (ii) an additional annual performance bonus to be approved at the discretion of the Board of Directors, or a committee thereof, (iii) up to $30,000 for initiation fees for a country club plus monthly dues,
(iv) car allowance, (v) relocation expenses, including (A) reimbursing Mr. Walker for principal, interest, taxes, insurance and maintenance on his existing home in New Jersey for six (6) months, (B) reimbursing Mr. Walker for all closing, sales and mortgage related fees and expenses and moving expenses with respect to the sale of his residence in New Jersey and the purchase of a new residence in Texas, with the closing costs (exclusive of moving expenses) not to exceed $30,000, and (C) an interest free one-year bridge loan in the amount of $100,000 secured by the real estate purchased, and (vi) certain other benefits, such as participation in the Company's health insurance plans, and (vii) certain tax gross-ups. Mr. Walker's Employment Agreement also provides that if

Mr. Walker is terminated or constructively discharged on or after July 1, 1998, he will receive severance in the amount of $285,000 (18 months salary) and this provision survives the termination or expiration of the Employment Agreement (see "Summary Compensation Table."). Mr. Walker was also paid a $50,000 signing bonus and granted options to acquire 100,000 shares of the Company's Common Stock at $7.50 per share. The Company has also agreed to make available to Mr. Walker an interest free loan for 6 months to purchase the shares of Common Stock underlying the options, which loan would be secured by the shares of Common Stock. Pursuant to Mr. Walker's employment agreement, Mr. Walker may devote up to 50% of his working time fulfilling his obligations as an officer of Emerson.

     Effective October 18, 1997, the Company entered into an employment agreement with Geoffrey P. Jurick, which employment agreement is scheduled to expire on March 31, 2000. Pursuant to Mr. Jurick's employment agreement, Mr. Jurick receives base annual compensation (subject to increases by the Board of Directors) of $250,000. The employment agreement also provides for (i) an annual bonus equal to an amount up to 30% of Mr. Jurick's base salary upon attainment of the Company's business plan and other agreed upon benchmarks, (ii) an additional annual performance bonus to be approved at the discretion of the Board of Directors or a committee thereof, (iii) the use of a Company car and certain other benefits, such as participation in the Company's health insurance plans, and (iv) certain tax gross-ups. Mr. Jurick was also paid a $150,000 signing bonus and granted options to acquire 300,000 shares of the Company's Common Stock at $7.50 per share. Pursuant to Mr. Jurick's employment agreement, Mr. Jurick may devote up to 50% of his working time fulfilling his obligations as an officer of Emerson.

     The Company  may terminate  its  obligations under  the  applicable employment agreements if the employee covered by the employment agreement is discharged for cause. Each agreement defines "cause" as:
(a) an intentional material act of fraud or embezzlement by the employee in connection with his employment with the Company; (b) an intentional wrongful material damage to the Company's property; (c) an intentional wrongful disclosure of material secret processes or material confidential information of the Company; or (d) an intentional and continued failure by the employee to perform his duties in his official capacity. Each of the foregoing employees may be discharged without cause, provided the Company continues to pay the remaining compensation payments due under the agreements and continues to provide health insurance. Each of the foregoing employees may terminate their employment prior to expiration of the agreements and, if the Company has not breached any provision of the agreements, the Company will be required to pay only the compensation earned to the date of termination. Any amount payable upon termination will reduce amounts payable under Mr. Blumenfeld's and Mr. Babilla's Severance Agreements described below.

Severance Agreements

     The Company entered into a Severance Agreement with Messrs. Michael
J. Blumenfeld, P. Blumenfeld and Babilla. Upon a change in control of the Company, each of the Severance Agreements becomes effective for three years. The execution, delivery and performance of the Emerson Agreement resulted in a change in control under the Severance Agreements. See "Certain Relationships and Related Transactions."'

     After a change in control, the Company may terminate the employee's employment only by reason of the employee's death or disability or for cause (as defined in the agreements). The employee is entitled to cash severance compensation from the Company if the Company terminates the employee's employment for any other reason after a change in control, or if the employee resigns after a change in control and any one of the following events has occurred: (a) an adverse change in the nature or scope of the employee's position with the Company; (b) a reduction in the employee's salary, bonus or incentive compensation or a significant reduction in other monetary or nonmonetary benefits to which the employee was entitled; (c) a good faith determination by the employee that a change in circumstances has significantly affected his position, or that a change in the composition or policies of the Board of Directors, or such other material event, has substantially rendered such employee unable to carry out or perform his position with the Company;
(d) the Company has required the employee to relocate or travel significantly more than prior to the change in control; or (e) the Company has committed any material breach of the agreement.

     The cash severance compensation is equivalent to 299% of the sum of: (a) the highest annual salary of the employee during the period of employment commencing on the day prior to a change in control and continuing until expiration of the agreement or the employee's salary immediately prior to the change in control, whichever is larger; and (b) bonuses or incentive compensation paid by the Company in the preceding fiscal year. The severance compensation is generally designed to compensate for the loss of the employee's compensation, including salary and bonuses, less any amounts the payment of which might cause adverse consequences under federal income tax laws (as described in the agreements). Subsequent to the closing of the Emerson Agreement, Michael
J. Blumenfeld resigned from the Company and was paid $669,760 (before taxes and other deductions) pursuant to the terms of his Severance Agreement, which agreement is of no further force or effect. As of November 14, 1997, the maximum aggregate contingent liability under the named executive officers' severance agreements was approximately
$1,515,000. In addition, Mr. Walker has a guaranteed severance of $285,000 in his Employment Agreement if he is terminated without cause or constructively discharged. See "Executive Compensation and Other Information -- Employment Agreements."

Anti-Takeover Effect of Certain Provisions

     The provisions of the option agreements that include change-in-control provisions, employment agreements and severance agreements may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder may consider to be in the stockholder's best interest, including attempts that might result in a premium over the market price for shares held by stockholders.

Compensation  Committee   Interlocks   and  Insider   Participation   In
Compensation Decisions

     The Compensation Committee is responsible for recommending to the Board of Directors compensation arrangements for the Company's Chairman of the Board and Chief Executive Officer, which recommendation is subject to the approval of a majority of the disinterested directors. The Chairman of the Board was responsible for establishing compensation arrangements for all other executive officers, subject to the review and approval of the Board of Directors. During fiscal 1997, Peter G. Bunger and Johnson C.S. Ko served as members of the Company's Compensation Committee.

     Geoffrey P. Jurick serves as Chairman of the Board and Chief Executive Officer of the Company and Emerson. John P. Walker serves as Executive Vice President and Chief Financial Officer of the Company and Emerson. Mr. Walker is also a director of the Company. Mr. Davis was an executive officer and director of Emerson and is a director of the Company. Mr. Bunger, who is a director of the Company and Emerson, serves on the Compensation Committee of the Company and Emerson and also serves as a consultant to Emerson. The following executive officers, who were also members of the Board of Directors during 1997, participated in deliberations concerning executive officer compensation:
Geoffrey P. Jurick, Peter S. Blumenfeld, John P. Walker, Michael J. Blumenfeld, and Eugene I. Davis. Michael J. Blumenfeld is no longer an
officer or director  of the Company.   Eugene I. Davis is no  longer an
officer  of  the  Company.    See  "Certain  Relationships  and  Related
Transactions."

Report of the Compensation Committee and Stock Option Committee on Executive Compensation

     During fiscal 1997 the Company's Compensation Committee, Chairman of the Board, and the Stock Option Committee shared the responsibility for establishing and administering the Company's executive compensation programs. The Compensation Committee had responsibility for determining compensation to be paid to the Chairman of the Board and Chief Executive Officer, subject to the approval of a majority of the disinterested directors. The Stock Option Committee had responsibility for administering the Company's Option Plan, including authority regarding the selection of award recipients and the size and terms of all option grants under the Option Plan. The Chairman of the Board, subject to review and approval by the Board of Directors, determines on an annual basis the compensation to be paid to the executive officers of the Company. Under the supervision of the Compensation Committee and the Board of Directors, the Company developed and implemented compensation policies, plans and programs that sought to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests  of  the  Company's executives  with  those  of  its stockholders. The specific objectives of the Company's executive compensation program were to:

       Support the achievement of the Company's strategic operating objectives.
       Provide compensation at competitive levels that will attract and retain superior talent and reward executive officers based upon performance.
       Align the executive officers' interests with the success of the Company by placing the majority of pay increases at risk (i.e. increases that are dependent upon Company performance).

     The Company's executive officer compensation program for fiscal 1997 was comprised of base salary, cash bonuses and long-term incentive compensation in the form of stock options.

     Base salaries for the executive officers of the Company represent compensation for the performance of defined functions and assumption of defined responsibilities. The Compensation Committee reviews the base salary for the Chairman of the Board and Chief Executive Officer on an annual basis and recommends compensation arrangements for the Company's Chairman of the Board and Chief Executive Officer. Implementation of the Chairman's and Chief Executive Officer's compensation arrangement is subject to the approval of a majority of the disinterested directors. The Chairman of the Board reviews the base salary of all the other executive officers on an annual basis and recommends compensation arrangements to the Board of Directors for such executive officers. In determining salary adjustments, the Compensation Committee and the Chairman of the Board consider the Company's growth in earnings and revenues, the reduction in expenses, the Company's results of operations as compared to the Company's business plan, and each executive's performance level, as well as other factors relating to the executive's specific responsibilities. Also considered are the executive's position, experience, skills, potential for advancement, responsibility and current salary in relation to the expected level of pay for the position(s) in which the executive serves. The Compensation Committee (with respect to compensation arrangements for the Chairman and Chief Executive Officer) and the Chairman (with respect to compensation arrangements for the other executive officers) exercise their judgment based upon the above criteria and do not apply a specific formula or assign a weight to each factor considered. The Company has entered into employment agreements with each of Messrs. Jurick, P. Blumenfeld, Walker and Babilla. See "Executive Compensation and Other Information -- Employment Agreements."

     At the beginning of each fiscal year, management submits a business plan to the Board of Directors and the Compensation Committee. The business plan establishes performance goals of the Company for such fiscal year. Such goals may include target increases in sales, net income and earnings per share, reduction in expenses, as well as more subjective goals with respect to marketing, product introduction and expansion of customer base. Cash bonuses are paid based upon successful achievement of some or all of the foregoing factors.

     The cash bonuses reflected in the Summary Compensation Table reflect signing bonuses that were paid to Messrs. Jurick, Walker and Davis in January 1997 and a "stay-on" bonus for Mr. P. Blumenfeld payable in December 1997. Bonuses for the fiscal year ended September 26, 1997 are not reflected in this column because they were not calculable through the date of this Proxy Statement. However, pursuant to the terms of Mr. Walker's Employment Agreement, Mr. Walker is entitled to a guaranteed minimum bonus of $57,000 for the fiscal year ended September 26, 1997. See "Executive Compensation and Other Information -- Employment Agreements." Mr. Walker's $50,000 signing bonus and guaranteed bonus of $57,000 are included in the Bonus column for Mr. Walker. The Employment Agreements for Mr. Jurick and Mr. Walker provide for an annual bonus equal to an amount up to 30% of their respective base salary upon attainment of the Company's business plan and other agreed upon benchmarks as well as an additional annual bonus to be approved at the discretion of the Board of Directors or a committee thereof.

     The award of options to purchase Company Common Stock forms the basis for the Company's long-term incentive plan for officers and key employees. Awards have been made during the current fiscal year from the Option Plan administered by the Stock Option Committee. The specific objective of all awards is to align executive and stockholder long-term interests by creating a strong correlation between executive pay and stockholder return. The Company intends that its executives develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. During fiscal 1997, executive officers were granted options to purchase 535,000 shares of Common Stock. In addition, all of Mr. P. Blumenfeld's options that were outstanding prior to January 23, 1997 and that had an exercise price greater than $7.50 per share were repriced to $7.50 per share. Although the closing stock price on the date the options were granted and/or repriced was $5.38 per share, the Stock Option Committee set the exercise price at $7.50 per share. The number of stock options granted to the executive officers was arbitrarily determined by the Stock Option Committee.

     Michael J. Blumenfeld was the founder of the Company and served as Chairman of the Board and Chief Executive Officer of the Company or its predecessors until December 10, 1996. Mr. Blumenfeld's base salary was $224,000 per year when he resigned on December 10, 1996.

     On December 11, 1996, Eugene I. Davis became the interim Chief Executive Officer upon consummation of the Emerson Agreement. See "Certain Relationships and Related Transactions." Mr. Davis did not receive a base salary while he served as Chief Executive Officer. However, Mr. Davis received a $100,000 signing bonus and options to acquire 150,000 shares of Common Stock at $7.50 per share. Mr. Davis also received $141,666 for providing consulting services to the Company. On January 23, 1997, Geoffrey P. Jurick replaced Mr. Davis as Chief Executive Officer. The Company did not pay Mr. Jurick any salary during fiscal 1997. However, pursuant to a Management Services Agreement by and between the Company and Emerson, the Company paid Emerson $114,582 in reimbursement of salary paid by Emerson to Mr. Jurick for the benefit of the Company. See ``Certain Relationships and Related Transactions." In addition, Mr. Jurick received a $150,000 signing bonus and options to acquire 300,000 shares of Common Stock at $7.50 per share. The salary level, bonus and the number of options granted to each of the Chief Executive Officers in fiscal 1997 were subjectively established by the Board of Directors and/or Compensation Committee and Stock Option Committee and not subject to specific criteria.

     The Board  of  Directors has  considered  the potential  impact  of
Section 162(m) of the Code. Section 162(m) of the Code generally provides that a publicly held corporation's deduction for compensation paid to its covered employees is limited to $1 million per year, subject to certain exceptions. Since the cash compensation of each of the Company's current covered employees is below the $1 million threshold and the Amended and Restated Stock Option Plan has been revised to meet the requirements of Section 162(m) of the Code, the Board of Directors believes that Section 162(m) will not reduce the federal income tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Board of Directors believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Board of Directors recognizes that the loss of a tax deduction could be necessary in some circumstances.

     This report is submitted by the members of the Board of Directors, the Compensation Committee and the Stock Option Committee that were in existence at the end of fiscal 1997:

Board of Directors       Compensation Committee   Stock Option Committee


Geoffrey P. Jurick       Peter G. Bunger          Thomas P. Treichler
Peter S. Blumenfeld      Johnson C.S. Ko          Johnson C.S. Ko
John P. Walker
Peter G. Bunger
Johnson C.S. Ko
Thomas P. Treichler
Eugene I. Davis


     This report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates this report by reference.

Corporate Performance Graph

     The following shows a comparison of cumulative total returns for the Company, the S&P 500 Composite Index and an index of peer companies selected by the Company for the period since September 30, 1992. The comparison assumes $100 was invested on September 30, 1992 in the Company's Common Stock and in each of the two indices and assumes reinvestment of dividends. Companies in the peer group are as follows:
Ajay Sports, Inc., K2, Inc. (f/k/a Anthony Industries, Inc.), Escalade, Inc., and Johnson Worldwide Associates, Inc. The information in the graph was provided by Media General Financial Services.

                 COMPARISON OF CUMULATIVE TOTAL RETURN
                      OF COMPANY, PEER GROUP INDEX
                         AND BROAD MARKET INDEX

                           FISCAL YEAR ENDING
                         9/30/92    9/30/93   9/30/94    9/30/95   9/30/96    9/30/97
SPORT SUPPLY GROUP, INC. 100.00     250.04     248.95    225.95     101.87     144.71
PEER GROUP               100.00     128.56     153.41    154.68     162.13     169.67
BROAD MARKET             100.00     113.01     117.18    152.04     182.96     256.97

     CUSTOMER SELECTED STOCK LIST

     AN INDEX OF THE COMPANIES ON THE S&P 500


     AJAY SPORTS INC.
     ESCALADE INC.
     JOHNSON WORLDWIDE ASSOC.
     K2 INC.

The stock price performance depicted in the above graph is not necessarily indicative of future price performance. The Corporate Performance Graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the graph by reference.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Emerson, one of the nation's largest volume consumer electronics distributors, directly and through subsidiaries, designs, sources, imports and markets a variety of video and audio consumer electronics and microwave oven products. On August 1, 1996, Emerson and Emerson Radio HK, filed a Schedule 13D with the SEC. Pursuant to the Schedule 13D, Emerson HK reported that it acquired 669,500 shares of the Company's Common Stock (the "Initial Shares").

     On December 10,  1996, Emerson acquired  directly from the  Company
(i) an additional 1,600,000 shares of newly-issued Common Stock (the `` New Shares') for an aggregate consideration of $11,500,000, or
approximately $7.19 per share, and   (ii) 5-year warrants to acquire  an
additional 1,000,000 shares of Common Stock at an exercise price of $7.50 per share, subject to standard anti-dilution adjustments (the
"Emerson Warrants") for an  aggregate consideration of  $500,000.   In
addition, Emerson agreed to arrange for foreign trade credit financing of $2 million for the benefit of the Company to supplement the Company's existing credit facilities.

     Prior to the exercise of any of the Emerson Warrants, Emerson and Emerson HK own approximately 28% of the issued and outstanding shares of Common Stock. If all of the Emerson Warrants are exercised by Emerson, Emerson will own approximately 36.0% of the issued and outstanding shares of Common Stock.

     Pursuant to a Registration Rights Agreement (the ``Registration Rights Agreement''), the Company granted to Emerson and Emerson HK certain demand and incidental registration rights with respect to the resale of the shares of Common Stock they own, as well as on the exercise and resale of the shares of Common Stock Emerson may acquire under the Warrant Agreement governing the Emerson Warrants.

     The total consideration paid by Emerson pursuant to the Emerson Agreement was $12 million, of which $11,500,000 was attributable to the 1,600,000 New Shares and $500,000 was attributable to the Emerson Warrants. The $12,000,000 purchase price was borrowed by Emerson from Congress Financial Corporation ("Congress"), Emerson's United States senior secured lender, under the terms of Emerson's existing credit facility and in accordance with the terms of the consent obtained from Congress. Pursuant to a Pledge and Security Agreement, Emerson pledged to Congress the New Shares and the Emerson Warrants together with all proceeds thereof and all dividends and other income and distributions thereon or with respect thereto and all rights of Emerson to have the New Shares (and any shares of Common Stock acquired through the exercise of the Emerson Warrants as permitted by Congress) registered under the Registration Rights Agreement.

     In addition, for a period of at least 2 years after the closing, neither the Company nor any of its subsidiaries are permitted to enter into or be a party to any agreement or transaction with any Affiliate (as such term is defined in the Exchange Act) of the Company or Emerson, except (i) in the ordinary course of the Company's or its subsidiaries' business and on terms no less favorable to the Company or its subsidiaries than would be obtained in a comparable arms' length transaction with a person not an Affiliate of the Company or Emerson or
(ii) unless approved by a majority of the Company's directors who do not have a direct or indirect material financial interest in the agreement or transaction and which includes a majority of directors who are not officers or employees of the Company or Emerson or directors of Emerson.

     Pursuant to  the  Emerson  Agreement, the  Company  also  caused  a majority of the members of its Board of Directors to consist of Emerson's designees. The Company's Board of Directors now includes the following people that are associated with Emerson: Geoffrey P. Jurick, who beneficially owns approximately 65.6% of Emerson's issued and outstanding common stock and is Emerson's Chairman, Chief Executive
Officer  and   President;  John P. Walker,  Emerson's   Executive  Vice
President and Chief Financial Officer; and Peter G. Bunger, a consultant serving both Emerson and Savarina AG. Mr. Jurick is currently the Chairman of the Board and Chief Executive Officer of the Company. Mr. Walker is currently the Executive Vice President and Chief Financial Officer of the Company. Mr. Bunger is a director of both companies and serves on the Compensation Committee of each company.
Each of Mr. Jurick and Mr. Walker have employment agreements with Emerson and the Company and split their time between the two companies.

     During fiscal 1997, the Company and Emerson entered into a Management Services Agreement in an effort to utilize the Company's excess capacity and to enable Emerson to reduce certain costs. The Management Services Agreement implements a program whereby the Company performs certain services for Emerson in exchange for a fee. The services include human resources, banking, computer/management information systems, payables management, warehouse services (including subleasing warehouse storage space), provision of office space, design services and financial management services. During fiscal 1997, the Company paid Emerson $114,582 in reimbursement of salary paid by Emerson to Mr. Jurick for the benefit of the Company. Effective October 18, 1997, the Management Services Agreement was amended to provide that the Company will no longer reimburse Emerson for any of Mr. Jurick's salary, but will pay Mr. Jurick directly. The Management Services Agreement may be terminated by either party upon sixty (60) days prior notice. During fiscal 1997, the Company invoiced Emerson approximately $90,168 for services provided to Emerson, all of which has been paid. During fiscal 1997, the Company paid Emerson $114,582 for reimbursement of Mr. Jurick's salary.

     In connection with the execution of his employment agreement with the Company, John P. Walker, the Company's Executive Vice President and Chief Financial Officer, agreed to relocate his residence to the general locality of the Company's principal executive offices. To assist in such relocation, the Company provided an interest-free bridge loan of $100,000 to Mr. Walker to be secured by his new residence. The term of the loan is for the lesser of twelve (12) months or through the date of sale of Mr. Walker's residence in New Jersey.

     Pursuant to Emerson's bankruptcy restructuring plans on March 31, 1994, 30 million shares of Emerson's common stock were issued to GSE, FIN and Elision (the "Affiliated Entities). The Affiliated Entities are all affiliates of Geoffrey P. Jurick. Mr. Jurick is the Chairman of the Board, Chief Executive Officer and President of Emerson, and the Chairman of the Board and Chief Executive Officer of the Company, and a beneficial owner of approximately 65.6% of the issued and outstanding shares of Emerson's common stock. On June 11, 1996, a Stipulation of Settlement and Order (the "Settlement Agreement") was executed, which settles various legal proceedings in Switzerland, the Bahamas and the United States. The Settlement Agreement provides for, among other things, the payment by Mr. Jurick and his Affiliated Entities of $49.5 million to various claimants of Mr. Jurick and the Affiliated Entities (the "Creditors"), to be paid from the proceeds of the sale of certain of the 29,152,542 shares of Emerson common stock (the "Settlement Shares") owned by the Affiliated Entities. In addition, Mr. Jurick is to be paid the sum of $3.5 million from the sale of the Settlement

Shares. The Settlement Shares are to be sold over an indeterminate period of time by a financial advisor, initially TM Capital (the
"Advisor"). The Advisor is formulating a marketing plan taking into consideration (i) the interests of Emerson's minority stockholders, and
(ii) the goal of generating sufficient proceeds to pay the Creditors and Mr. Jurick as quickly as possible. The Settlement Shares have been divided into two pools. The Pool A Shares currently consist of
15,286,172 shares of Emerson's common stock. The Pool B Shares currently consist of the number of Emerson shares with respect to which Mr. Jurick must retain beneficial ownership of voting power to avoid an event of default arising out of a change of control of Emerson pursuant to the terms of Emerson's Loan and Security Agreement with Congress and/or the Indenture governing Emerson's 8-1/2% Senior Subordinated Convertible Debentures Due 2002 (the "Debentures").

     All of the Settlement Shares secure payment of the $49.5 million owed to the Creditors on a first priority basis. Any Creditor may apply to the Court for an order to terminate the Settlement Agreement if certain events occur. Such events include, without limitation, delisting of the Settlement Shares from a national securities exchange or a determination that there is no reasonable prospect that the goals contemplated by the Settlement Agreement can be achieved. If the Court enters an order terminating the Settlement Agreement, the Creditors may take any action permitted by law to execute the Consent Judgments given to them in connection with the Settlement Agreement to collect the unpaid balance (including, without limitation, foreclosing on the Settlement Shares). If the Creditors foreclose on the Settlement Shares and such foreclosure results in a change of control (as defined in the Indenture governing the Debentures) of Emerson, such foreclosure will be deemed an event of default under Emerson's Senior Secured Credit Facility and under the Indenture pursuant to which the Debentures were issued. Such default entitles the debtholders, under certain circumstances, to accelerate payment of all such indebtedness. Any such acceleration would have a material adverse effect on Emerson and could result in a change of control of SSG.

     The Company was paying Mr. Davis, a director of the Company, $8,333 bimonthly in exchange for consulting services to be provided by Mr. Davis to the Company. See "Executive Compensation and Other Information -- Summary Compensation Table." On September 29, 1997, the Company terminated Mr. Davis as Vice Chairman and a Consultant and requested that Mr. Davis resign as a director of the Company. The circumstances surrounding such termination are the subject of two proceedings. On September 30, 1997, the Company filed a complaint in the United States District Court for the Northern District of Texas, Dallas Division, seeking a declaration as to the existence of an alleged consulting agreement and as to the Company's continuing obligations to make payments to Mr. Davis. Thereafter, Mr. Davis filed a complaint in the Law Division of the Superior Court of New Jersey, against the Company for breach of an alleged consulting agreement and against certain unnamed "John Does" of the Company for tortious interference with contractual relationships. The Company intends to vigorously defend itself against Mr. Davis' complaint.

                     SECTION 16(a) BENEFICIAL OWNERSHIP
                          REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by certain regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that, since November 1, 1996, its officers, directors and greater than 10% beneficial owners have complied with all applicable filing requirements with respect to the Company's equity securities.

                     STOCKHOLDER PROPOSALS

     A proper proposal submitted by a stockholder in accordance with applicable rules and regulations for presentation at the Company's next annual meeting that is received at the Company's principal executive office by July 31, 1998 will be included in the Company's proxy statement and form of proxy for that meeting.

                 PERSONS MAKING THE SOLICITATION

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be paid by the Company. Officers of the Company may solicit proxies by mail, telephone or telegraph. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Common Stock.

                 INDEPENDENT PUBLIC ACCOUNTANTS

     Effective June 20, 1997, the Company appointed Ernst & Young LLP as its independent auditors for the fiscal year ending September 26, 1997, to replace the firm of Arthur Andersen LLP, who was dismissed as auditors of the Company effective June 20, 1997. The decision to change auditors was recommended by the Audit Committee of the Board of Directors and approved by the Company's Board of Directors.

     The reports of Arthur Andersen LLP on the Company's financial statements for the ten month period ended October 31, 1995 and the year ended November 1, 1996 (which financial statements are included in the Company's Annual Report on Form 10-K for the fiscal year ended September 26, 1997) did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the ten month period ended October 31, 1995, the year ended November 1, 1996, and the subsequent interim period prior to June 20, 1997, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

     The Company had not consulted with Ernst & Young LLP during the ten month period ended October 31, 1995 and the fiscal year ended November 1, 1996, or subsequent interim periods prior to June 20, 1997, on either the application of accounting principles or the type of opinion Ernst & Young LLP might issue on the Company's financial statements.

     Ernst & Young LLP, independent certified public accountants, has been selected by the Board of Directors as the Company's independent auditor for the current year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

                          OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

                          FINANCIAL STATEMENTS

     The Company will provide a copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 26, 1997 (exclusive of exhibits), without charge, to each person to whom a copy of this Proxy Statement is delivered, upon the written or oral request of such person. Requests should be directed to Investor Relations (Attention: John P. Walker), Sport Supply Group, Inc., 1901 Diplomat Drive, Farmers Branch, Texas 75234.


                              By Order of the Board of Directors,


                              /s/ TERRENCE M. BABILLA
                              Secretary
December 1, 1997

                          FRONT OF PROXY CARD
                        SPORT SUPPLY GROUP, INC.
            Board of Directors Proxy for the Annual Meeting
        of Stockholders at 2:00 p.m., Tuesday, January 13, 1998
                         Columbian Country Club
                        2525 Country Club Drive
                        Carrollton, Texas  75006

     The undersigned stockholder of Sport Supply Group, Inc. (the "Company") hereby appoints Geoffrey P. Jurick, Peter S. Blumenfeld and John P. Walker, or any of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof.

                      (Continued on reverse side)

                           BACK OF PROXY CARD

     (1)  To elect six directors for a one-year term

          FOR all nominees listed below WITHHOLD AUTHORITY
          (except as provided to the contrary below)   [ ]  to vote for
all nominees below                 [ ]

          Geoffrey P. Jurick, Peter S. Blumenfeld, John P. Walker, Peter
          G. Bunger, Johnson C.S. Ko, and Thomas P. Treichler.

          (INSTRUCTION:  To withhold authority to vote for any
                      individual nominee(s), write that nominee's name on the space provided below):


      (2) To transact such other business as may properly come before the meeting and any adjournment(s) thereof.


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1), THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (2). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company's Annual Report and Notice of Meeting and Proxy Statement, dated December 1, 1997, is hereby acknowledged.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED
ENVELOPE.

PLEASE SIGN, DATE AND MAIL TODAY.

                                        Dated:
                                        Signature of Stockholder(s)
                                        (Joint owners must EACH sign.
                                        Please sign EXACTLY as your
                                        name(s) appear(s) on this card.
                                        When signing as attorney,
                                        trustee, executor,
                                        administrator, guardian or
                                        corporate officer, please give
                                        your FULL title.)